UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

654 N. Sam Houston Parkway E. Suite 400 Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

(281) 878-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 16, 2014 (the “Closing Date”), ENGlobal Corporation, a Nevada corporation (the “Company”), ENGlobal U.S., Inc., a Texas corporation (“ENGlobal US”), ENGlobal Government Services, Inc., a Texas corporation (“ENGlobal Government” and, together with the Company and ENGlobal US, the “Borrowers”), ENGlobal International, Inc., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), and ENGlobal Emerging Markets, Inc., a Texas corporation (“ENGlobal Emerging Markets” and, together with ENGlobal International, the “Guarantors” and, together with the Borrowers, the “Loan Parties”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Regions Bank, an Alabama bank (the “Lender”) pursuant to which the Lender agreed to extend credit to the Borrowers in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $10.0 million (the “Commitment”). The Commitment includes a sub-facility for standby and/or trade letters of credit up to an amount not to exceed $2.5 million.  As of the Closing Date, the Company has no amounts outstanding under the Loan Agreement.  Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Loan Agreement.

Set forth below are certain of the material terms of the Loan Agreement:

Revolving Loan Commitment:  Lender will not be obligated to make any revolving loan or issue any letter of credit if doing so would, after giving effect thereto, cause the outstanding amount of all indebtedness under the Loan Agreement to exceed the lesser of (i) the Commitment or (ii) the Borrowing Base.  The Borrowing Base is an amount equal to the sum of (a) 85% of the total amount of Eligible Approved Cost Plus Contract Amounts, plus (b) the lesser of (i) 85% of the total amount of Eligible Approved Fixed Price Contract Accounts or (ii) $2,500,000, plus (c) the lesser of (i) 85% of the total amount of Eligible Approved Government Contract Accounts or (ii) $1,000,000, plus (d) the lesser of (i) 75% of the total amount of Eligible Unbilled Accounts or (ii) total revenues from all Accounts over the preceding 30-day period, provided that to the extent that any Eligible Unbilled Accounts consist of Accounts that would be Eligible Approved Government Contracts and be included in provision (c) above if billed there shall be a limitation in eligibility thereof under this provision (d) of $800,000, plus (e) 75% of the total amount of Eligible Costs in Excess of Billings, and minus (f) such amounts as may be required by Lender to be reserved at any time and from time to time.

Interest:  Any Loans will bear interest at a rate per annum equal to the LIBOR Index Rate (a per annum rate equal to LIBOR determined with respect to an interest period of one month) plus 2.25%.  If the Loan is converted to a Base Rate Loan, then such Loan will bear interest at a rate per annum equal to the Base Rate (defined as a rate per annum equal to the greatest of (a) the Federal Funds Rate in effect on such day plus 0.50%, (b) the Prime Rate in effect on such day, or (c) a per annum rate equal to LIBOR determined with respect to an interest period of one month plus 1.00%) plus 1.25%.

At Lender’s option, during the existence of any Event of Default, the principal amount of all Obligations outstanding from time to time (other than Obligations arising under Hedge Agreements between any Loan Party and Lender or any Lender Affiliates) shall bear interest at a rate per annum determined by Lender of up to 2.00% in excess of the rate otherwise applicable thereto.

Amortization:  Accrued and unpaid interest on Loans is payable in arrears on the first day of each calendar month for the immediately preceding calendar month or portion thereof, computed through the last calendar day of the preceding month, commencing on the first day of the first calendar month following the Closing Date.  Accrued and unpaid interest shall also be due and payable at other times as may be specified in the Loan Agreement.  All Loans then outstanding plus accrued but unpaid interest are due and payable at maturity.

Mandatory Prepayment: Borrowers shall prepay the principal balance of the Loans immediately upon receipt of, and in an amount equal to, the net proceeds received with respect to the sale or other disposition of any real property or equipment, subject to certain exceptions.  In addition, Borrowers shall repay the principal amount of the Loans with the proceeds of any collateral of the type included in the Borrowing Base.

Optional Prepayment:  From time to time, Borrowers may prepay the principal amount of the Loans, in whole or in part, without premium or penalty.

Collateral: All obligations of the Borrowers under the Loan Agreement are secured by a first priority perfected lien against any and all personal property assets of each of the Borrowers.

Guaranty: All obligations of the Borrowers under the Loan Agreement are unconditionally guaranteed by the Guarantors.

Fees and Commissions:

Closing Fee:  Borrowers agreed to pay to Lender a closing fee in the amount of $75,000.

Unused Commitment Fee:  Borrowers agreed to pay to Lender an unused commitment fee for each day of the term of the Loan equal to (a) the Applicable Unused Line Fee Percentage (as defined below), divided by (b) 360, times (c) the amount by which the Commitment exceeded the outstanding amount of all indebtedness under the Loan Agreement on such day.

The Applicable Unused Line Fee Percentage means (i) 0.50% per annum, if the outstanding amount of all indebtedness under the Loan Agreement for the relevant period are less than 50% of the Commitment and (ii) 0.25% per annum, if the outstanding amount of all indebtedness under the Loan Agreement for the relevant period equal or exceed 50% of the Commitment.

Letter of Credit Fees:  Borrowers agreed to pay to Lender, at such times as Lender shall require, Lender’s standard fees, commissions and charges in connection with letters of credit, as in effect from time to time, and with respect to standby and commercial letters of credit, at the time of issuance, a fee equal to the then effective Applicable Margin for Loans on the face amount of the letter of credit for the period of time the letter of credit will be outstanding.

Collateral Management Fees:  Borrowers agreed to pay to Lender a collateral management fee of $1,500 per month.

Term: All Loans and all other obligations outstanding under the Loan Agreement shall be payable in full on the third anniversary of the Closing Date, unless otherwise terminated pursuant to the terms of the Loan Agreement.

Covenants: The Loan Agreement requires the Borrowers to comply with various affirmative and negative covenants affecting their businesses and operations, including:

•	The Borrowers will not be party to mergers, acquisitions, consolidations, reorganizations or similar transactions.

•	The Borrowers will not sell, lease, transfer or otherwise dispose of any of their properties or assets (subject to certain exceptions set forth in the Loan Agreement).

•
The Borrowers will not declare, pay or make any dividend or distribution on any shares of common or preferred stock or make any cash payment to repurchase or otherwise retire any common or preferred stock.

Financial Covenants:  The Loan Agreement requires the Borrowers to comply with the following financial covenants:

•
As of the end of each Fiscal Month beginning with the Fiscal Month ending on or closest to August 31, 2014, the Loan Parties shall not permit the Fixed Charge Coverage Ratio for the Applicable Fiscal Period (defined herein) to be less than 1.10 to 1.00.  Applicable Fiscal Period means (i) for the Fiscal Month ended on or about August 31, 2014, the 11 Fiscal Months then ended, and (ii) for the Fiscal Month ending September 30, 2014, and each Fiscal Month ending thereafter, the 12 Fiscal Months then ending.

•	The Loan Parties shall not permit capital expenditures during any Fiscal Year, beginning with the Fiscal Year ending on or closest to December 31, 2014, to exceed $3.5 million.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On September 17, 2014, the Company issued a press release announcing the Loan Agreement. The press release is filed as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1 Loan and Security Agreement dated as of September 16, 2014, by and among ENGlobal Corporation, ENGlobal U.S., Inc., ENGlobal Government Services, Inc., ENGlobal International, Inc., ENGlobal Emerging Markets and Regions Bank, an Alabama bank.

10.2 Revolving Note dated as of September 16, 2014, executed by ENGlobal Corporation, ENGlobal U.S., Inc. and ENGlobal Government Services, Inc. and made payable to Regions Bank, an Alabama bank.

99.1 Press Release of ENGlobal Corporation dated September 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENGlobal Corporation

Dated: September 17, 2014	/s/ Tami Walker
Tami Walker General Counsel and Secretary